UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 3, 2012

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Edmund J. Schwartz began serving as Interim Chief Financial Officer of Summer Infant, Inc. (the “Company”) on March 12, 2012.  On May 3, 2012, the Company and Mr. Schwartz agreed to an amendment to the existing terms of his consulting arrangement (the “Amendment”).  Under the Amendment, the term of Mr. Schwartz’ consulting arrangement will continue through March 15, 2013, and the Company retains the right to extend the term, in monthly increments, upon not less than 30 days prior written notice.  Each of the Company and Mr. Schwartz have the right to terminate the consulting arrangement on not less than 90 days’ prior written notice to the other party.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	First Amendment to Offer Letter by and between the Company and Edmund J. Schwartz dated May 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: May 8, 2012	By:	/s/ Jason Macari
Jason Macari
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Offer Letter by and between the Company and Edmund J. Schwartz dated May 3, 2012.